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                                                                  EXHIBIT 11

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                 (IN THOUSANDS)

                                   (UNAUDITED)

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
                                                                              Three Months Ended              Six Months Ended
                                                                              ------------------           ----------------------
                                                                                   June 30,                       June 30,
                                                                              ------------------           ----------------------
                                                                               2000          1999             2000           1999
                                                                               -----        ------           ------         -------
Per share income (loss) before dividends and accretion on preferred stock:

Income (loss) before dividends and accretion on preferred stock               $ 17,257     $    75          $ 21,792       $  (936)
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                             21,959      23,381            22,054        23,550
    Shares attributable to common stock equivalents outstanding                    154         304               425           360
                                                                              --------     -------          --------       -------

                                                                                22,113      23,685            22,479        23,910
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------

Per share income (loss) before dividends and accretion on preferred stock     $   0.78     $     -          $   0.97       $ (0.04)
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------

Per share dividends and accretion on mandatorily redeemable preferred:

Dividends and accretion on mandatorily redeemable preferred:                  $      -     $    (1)         $      -       $    (2)
                                                                              --------     -------          --------       -------

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                             21,959      23,381            22,054        23,550
    Shares attributable to common stock equivalents outstanding                    154         304               425           360
                                                                              --------     -------          --------       -------
                                                                                22,113      23,685            22,479        23,910
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------

Per share dividends and accretion on mandatorily redeemable preferred         $      -     $     -          $      -       $     -
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------

Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock                                  $ 17,257     $    74          $ 21,792       $  (938)
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------
Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                             21,959      23,381            22,054        23,550
    Shares attributable to common stock equivalents outstanding                    154         304               425           360
                                                                              --------     -------          --------       -------

                                                                                22,113      23,685            22,479        23,910
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------
Net income (loss) per share applicable to common stock                        $   0.78     $     -          $   0.97       $ (0.04)
                                                                              --------     -------          --------       -------
                                                                              --------     -------          --------       -------
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